Exhibit 10.13

AMENDMENT NO. 1

TO THE

THUMZUP MEDIA CORPORATION

2024 EQUITY INCENTIVE PLAN

This Amendment No. 1 to the Thumzup Media Corporation 2024 Incentive Plan (the “Plan”) of Thumzup Media Corporation, a Nevada corporation (the “Corporation”), is effective as of July 5, 2024.

WHEREAS, the Board of Directors of the Corporation have approved the Amendment No. 1 to the Plan as set forth below.

NOW, THEREFORE, BE IT RESOLVED, the Plan are hereby amended as follows:

1.	Section 5.A. of the Plan is hereby amended and restated in its entirety to read as follows:

A. Share Reserve and Limitations on Grants. The maximum aggregate number of shares of Common Stock that may be (i) issued under this Plan pursuant to the exercise of Options (without regard to whether payment on exercise of the Stock Option is made in cash or shares of Common Stock) and (ii) issued pursuant to Stock Awards, shall be 2,000,000 shares in the aggregate. The number of shares of Common Stock subject to the Plan shall be subject to adjustment as provided in Section 9. Notwithstanding any provision hereto to the contrary, shares subject to the Plan shall include shares forfeited in a prior year as provided herein. For purposes of determining the number of shares of Common Stock available under this Plan, shares of Common Stock withheld by the Corporation to satisfy applicable tax withholding obligations pursuant to Section 10 of this Plan shall be deemed issued under this Plan. No single participant may receive more than 25% of the total Options awarded in any single year.

2.	This Amendment will be subject to approval by the stockholders of the Company within twelve (12) months following the date this Amendment is adopted by the Board of Directors. Such stockholder approval will be obtained in the manner and to the degree required under applicable laws. In the event that such stockholder approval is not received, this amendment will become null and void and without further effect and any awards under the Plan which included newly reserved shares will become void.

3.	Except as modified by this Amendment, the rest of the Plan remain unchanged and, as modified, continue in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 1 to the Plan to be signed by its Chief Executive Officer as of the date first written above.

Date: July 5, 2024	THUMZUP MEDIA CORPORATION

	By:	/s/ Robert Steele
Robert Steele
Chief Executive Officer